Exhibit 99.1

American Financial Group, Inc. Announces Block Reinsurance Agreement with Global Atlantic; Expected to Result in $375 Million to $400 Million of Additional Excess Capital at AFG

CINCINNATI – October 26, 2020 – American Financial Group, Inc. (NYSE: AFG) announced today that it has entered into a reinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group Limited (“Global Atlantic”). Through its subsidiaries, Global Atlantic offers a broad range of retirement, life and reinsurance products, and is rated “A” by A.M. Best.
Under the terms of the agreement, AFG’s Annuity subsidiary, Great American Life Insurance Company (“GALIC”), ceded approximately $5.7 billion (statutory basis) of inforce traditional fixed and indexed annuities, representing approximately 15% of its inforce business, and transferred related investment assets to Commonwealth.

The agreement has an effective date of October 1, 2020 and will be reported in AFG’s fourth quarter financial statements.  Information on the assets and reserves ceded is as follows:

GAAP book value (amortized cost) of assets transferred:
Bonds	$5.1 billion
Cash	$0.6 billion
Total	$5.7 billion

Book yield on bonds transferred	3.13%
Average NAIC rating of bonds transferred	1.4

GAAP carrying value of ceded reserves:
Indexed annuities	$5.3 billion
Traditional fixed annuities	$0.7 billion
Total	$6.0 billion

Because the assets transferred under the agreement have a lower average yield than AFG’s overall annuity portfolio yield, and the policies ceded have an overall cost of funds that is higher than that of AFG’s retained business, AFG expects to earn an increase in the net interest spread on its retained $34 billion of annuity reserves.

In addition, as a result of the assets and reserves transferred in this transaction, this agreement is expected to free up between $300 million and $325 million of GALIC’s statutory capital in the fourth quarter of 2020. The transaction is expected to create $375 million to $400 million of additional excess capital for AFG.

AFG will recognize the following after-tax non-core items in the periods indicated (in millions):

	After-tax Non-Core	Recognition period under GAAP
Realized gains(1)	$275 - $300	Upon execution of transaction in Q4 2020
Deferred loss(2)	($70) - ($80)	Over lifetime of ceded reserves(3)
Negative ceding commission	($35) - ($40)	Over lifetime of ceded reserves(3)
Unamortized DAC	($30) - ($35)	Over lifetime of ceded reserves(3)

(1) Difference between market value and amortized cost of investments transferred, net of DAC
(2) Difference between market value of investments transferred and carrying value of reserves transferred
(3) Expected to be 7 - 10 years

In addition, over the next 12 months, AFG will receive approximately $50 million from Commonwealth in exchange for the value at expiration of the options associated with the fixed indexed annuity policies ceded. Any gains or losses on these will be determined based on the market values of the options upon their expiration and will be recorded as a non-core item each month. At September 30, 2020, the market value of these options was approximately $130 million.

S. Craig Lindner, AFG’s Co-Chief Executive Officer, commented, “This transaction presents an exceptional opportunity for AFG to further strengthen its already significant amount of excess capital, and is expected to result in higher core operating earnings and core operating returns in both the Annuity segment and AFG. The agreement will have no impact on AFG’s relationship with, and commitments to, our annuity policyholders and distribution partners, and AFG will continue serving the annuity market as a leading provider of fixed and indexed annuity products. Global Atlantic has demonstrated strong capabilities partnering with us in the past, and they delivered a custom solution to meet our financial objectives.”

Mr. Lindner continued, “AFG’s excess capital prior to this reinsurance transaction was approximately $1 billion at September 30, 2020, including parent cash of nearly $600 million. The majority of the additional excess capital freed up at GALIC will be paid as a dividend to AFG by GALIC; the remaining amount will be retained by GALIC to further increase its excess capital levels. As illustrated in the table below, taking into account the additional excess capital created by the reinsurance agreement and adjusting for the November redemption of our 6% Subordinated Debentures, AFG’s excess capital on a proforma basis at September 30, 2020 would have been approximately $1.2 billion. We will continue to evaluate opportunities for deploying AFG’s excess capital, including the potential for healthy, profitable organic growth, and opportunities to expand our Specialty Property & Casualty niche businesses through acquisitions and start-ups that meet our target return thresholds, share repurchases and special dividends.”

(dollars in millions)	Parent Cash	Excess Capital

September 30, 2020 Actual	$577	$1,043

Pro Forma Impacts:
Block Reinsurance Agreement and GALIC dividend*	$200	$375
Debt Redemption	(150)	(192)
September 30, 2020 Pro Forma	$627	$1,226

* Dividend to be paid by GALIC to AFG parent on November 2, 2020.

About American Financial Group, Inc.

American Financial Group is an insurance holding company, based in Cincinnati, Ohio with assets of approximately $70 billion as of June 30, 2020. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and indexed annuities in the retail, financial institutions, broker-dealer, and registered investment advisor markets. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings, investment activities and the amount and timing of share repurchases; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including, but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad; performance of securities markets, including the cost of equity index options; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio; the availability of capital; changes in insurance law or regulation, including changes in statutory accounting rules and changes in regulation of the Lloyd’s market, including modifications to capital requirements; changes in costs associated with the exit from the Lloyd’s market and the run-off of AFG’s Lloyd’s-based insurer, Neon; the effects of the COVID-19 outbreak, including the effects on the international and national economy and credit markets, legislative or regulatory developments affecting the insurance industry, quarantines or other travel or health-related restrictions; changes in the legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from pandemics, civil unrest and other major losses; disruption caused by cyber-attacks or other technology breaches or failures by AFG or its business partners and service providers, which could negatively impact AFG’s business and/or expose AFG to litigation; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; availability of reinsurance and ability of reinsurers to pay their obligations; trends in persistency and mortality; competitive pressures; the ability to obtain adequate rates and policy terms; changes in AFG’s credit ratings or the financial strength ratings assigned by major ratings agencies to AFG’s operating subsidiaries; the impact of the conditions in the international financial markets and the global economy relating to AFG’s international operations; and other factors identified in AFG’s filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:
Diane P. Weidner, IRC
Vice President – Investor & Media Relations
(513) 369-5713

Websites:
www.AFGinc.com
www.GreatAmericanInsuranceGroup.com

# # #

AFG2020-27